                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                           NEWCASTLE INVESTMENT CORP.
                (Name of Registrant as Specified In Its Charter)

  ____________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

          __________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          __________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          __________________________________________________________________

     3)   Filing Party:

          __________________________________________________________________

     4)   Date Filed:

          __________________________________________________________________

(NEWCASTLE INVESTMENT CORP. LOGO)

NEWCASTLE INVESTMENT CORP.

                                                                  April 18, 2006

Dear Fellow Stockholders:

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Newcastle Investment Corp. (the "Annual Meeting") to be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York on Thursday, May 18, 2006, at 10:00 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

     IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to vote today by Internet, by telephone, or by completing, signing, and returning your proxy card in the envelope provided.

                                        Sincerely,


                                        /s/ Wesley R. Edens
                                        ----------------------------------------
                                        Wesley R. Edens
                                        Chairman and Chief Executive Officer

                           NEWCASTLE INVESTMENT CORP.
                NOTICE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 18, 2006

To the Stockholders of Newcastle Investment Corp.:

     The annual meeting of stockholders of Newcastle Investment Corp., a Maryland corporation, will be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York, on Thursday, May 18, 2006, beginning at 10:00 a.m., Eastern Time (the "Annual Meeting"). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

    (i) a proposal to elect one Class II director to serve until the 2007 annual meeting of stockholders and two Class I directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and duly qualified;

    (ii) a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2006; and

    (iii) any other business that may properly come before the Annual Meeting or any adjournment of the annual meeting.

     Stockholders of record at the close of business on April 11, 2006, will be entitled to notice of and to vote at the Annual Meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. You can also now vote by telephone or by the Internet by logging onto the site provided on the proxy card. Whether or not you plan to attend the Annual Meeting in person, please vote by one of the three methods. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

                                        By Order of the Board of Directors,


                                        /s/ Randal A. Nardone
                                        ----------------------------------------
                                        Randal A. Nardone
                                        Secretary

1345 Avenue of the Americas
46th Floor
New York, New York 10105
April 18, 2006

                           NEWCASTLE INVESTMENT CORP.
        1345 AVENUE OF THE AMERICAS, 46TH FLOOR, NEW YORK, NEW YORK 10105

                                 PROXY STATEMENT
                   FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 18, 2006

     This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of Newcastle Investment Corp., a Maryland corporation, for use at the annual meeting of stockholders to be held on Thursday, May 18, 2006, and any adjournments or postponements thereof (the "Annual Meeting"). "We," "our," "us," "the Company" and "Newcastle" each refers to Newcastle Investment Corp. The mailing address of our executive office is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the "Common Stock"), on or about April 18, 2006.

     A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, stockholders of the Company's Common Stock will vote upon:

   (i) a proposal to elect one Class II director that was appointed during 2005 to fill a vacancy on the board of directors to serve until the 2007 annual meeting of stockholders and two Class I directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and duly qualified;

   (ii) a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2006; and

   (iii) any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

                        GENERAL INFORMATION ABOUT VOTING

SOLICITATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of our board of directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition, to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on April 11, 2006 and will provide reimbursement for the cost of forwarding the material.

STOCKHOLDERS ENTITLED TO VOTE

     As of the date hereof, there are outstanding and entitled to vote 43,967,409 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on April 11, 2006, are entitled to vote at the Annual Meeting or any adjournment thereof. A stockholder list will be available for examination by Newcastle stockholders at the Annual Meeting and at the office of the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

     We also have outstanding 2,500,000 shares of our 9.75% Series B Cumulative Redeemable Preferred Stock and 1,600,000 shares of our 8.05% Series C Cumulative Redeemable Preferred Stock. These shares have no voting rights, except in limited circumstances.

REQUIRED VOTE

     A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

     For the election of the nominees to our board of directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect the director if a quorum is present. For the approval of Ernst & Young LLP, the affirmative vote of a majority of the shares of our Common Stock cast at the Annual Meeting is required to approve the matter.

     If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

   (i)    FOR the election of the nominees to our board of directors;

   (ii) FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2006; and

   (iii) in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

     Abstentions (and broker non-votes) will be disregarded and will have no effect on the outcome of the election of our board of directors, the appointment of Ernst & Young LLP or any other matter for which the required vote is a majority of the votes cast. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

     Abstentions and broker non-votes will be counted in determining the presence of a quorum. "Broker non-votes" are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it is precluded by rules of a stock exchange or the NASD from voting on a matter.

     Under the rules of the New York Stock Exchange, brokers who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm. In determining whether the proposal to ratify the appointment of the independent registered public accounting firm has received the requisite vote, abstentions will be disregarded and will have no effect on the outcome of the vote. A vote "withheld" from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the Annual Meeting is required for the election of each director.

VOTING

     If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by telephone, by the Internet or by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

     If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

RIGHT TO REVOKE PROXY

     If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

          - send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Randal A. Nardone, at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105;

          -    sign, date and mail a new proxy card to our Secretary;

          -    dial the number provided on the proxy card and vote again;

          - log onto the Internet site provided on the proxy card and vote again; or

          -    attend the Annual Meeting and vote your shares in person.

     If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

COPIES OF ANNUAL REPORT TO STOCKHOLDERS

     A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to:
Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations. You can also find an electronic version on the Investor Relations section of the Newcastle website (www.newcastleinv.com).

VOTING RESULTS

     American Stock Transfer & Trust Company, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2006, which we plan to file with the SEC in August 2006.

CONFIDENTIALITY OF VOTING

     We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

     The board of directors recommends a vote:

          (i)  FOR the election of the nominees to our board of directors; and

          (ii) FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2006.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The first proposal is to elect one Class II director to serve until the 2007 annual meeting of stockholders and two Class I directors to serve until the 2009 annual meeting of stockholders or until his successor is elected and duly qualified.

     Our charter authorizes the number of directors to be not less than one, nor more than fifteen. The number of directors on the board is currently fixed at five. Our board of directors is divided into three classes. The members of each class of directors serve staggered three-year terms.

     Our current board of directors is classified as follows:

                                     TERM
CLASS             DIRECTOR        EXPIRATION
-----             --------        ----------
Class I     Stuart A. McFarland      2006
            Peter M. Miller          2006
Class II    Kevin J. Finnerty        2007
Class III   Wesley R. Edens          2008
            David K. McKown          2008

     In general, the term for a Class I director expires in 2006, the term for a Class II director expires in 2007 and the term for a Class III director expires in 2008.

     The board of directors has unanimously proposed Stuart A. McFarland and Peter M. Miller as director nominees for election as Class I directors and Kevin
J. Finnerty as a director nominee for election as a Class II director. The director nominees currently serve on our board of directors. Mr. Finnerty was unanimously appointed to our board of directors on August 1, 2005, upon Mr. David Grain's resignation. If elected at the Annual Meeting, each of Mr. McFarland and Mr. Miller will hold office until the 2009 annual meeting of stockholders and Mr. Finnerty will hold office until the 2007 annual meeting of stockholders or until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. If any of the nominees become unavailable to serve, an event that the Board of Directors does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR Mr. McFarland, Mr. Miller and Mr. Finnerty.

     The Board of Directors recommends that you vote FOR the election of each of Mr. McFarland and Mr. Miller to serve as our directors until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified and FOR the election of Mr. Finnerty to serve as our director until the 2007 annual meeting of the stockholders or until his successor is duly elected and qualified.

                                     TERM
CLASS             DIRECTOR        EXPIRATION
-----             --------        ----------
Class I     Stuart A. McFarland      2009
Class I     Peter M. Miller          2009
Class II    Kevin J. Finnerty        2007

     If any of the nominees becomes unable to stand for election as a director, an event that our board of directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our board of directors.

INFORMATION CONCERNING OUR DIRECTORS, INCLUDING THE DIRECTOR NOMINEES

     Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each was first elected as one of our directors and the beneficial ownership of shares of our Common Stock as of April 11, 2006, after giving effect to outstanding options. For a description of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section, and the footnotes thereto, included in this proxy statement.

WESLEY R. EDENS                  Mr. Edens has been our Chief Executive Officer
                                 and Chairman of our Board of Directors since
Chief Executive Officer and      inception. Mr. Edens has been a Principal and
Chairman of the Board of         the Chairman of the Management Committee of
Directors since inception        Fortress Investment Group LLC since co-founding
                                 the firm in May 1998. He is the Chairman of the
2,312,620 shares of our Common   Board of Directors and Chief Executive Officer
Stock beneficially owned         of Global Signal, an affiliate of Fortress and
                                 a real estate investment trust ("REIT") listed
Age: 44                          on the New York Stock Exchange. He is a
                                 director and Chief Executive Officer of
                                 Eurocastle Investment Limited, an affiliate of
                                 Fortress, which is listed on the Euronext
                                 Amsterdam Exchange. Mr. Edens is the Chairman
                                 of the Board of Directors for Brookdale Senior
                                 Living Inc. and Mapeley Limited, affiliates of
                                 Fortress and are listed on the New York Stock
                                 Exchange and London Stock Exchange,
                                 respectively. Mr. Edens serves on the boards of
                                 Fortress Registered Investment Trust and
                                 Fortress Investment Trust II. In addition, Mr.
                                 Edens served as a director of Capstead Mortgage
                                 Corporation beginning in December 1999 and
                                 assumed the title of Chairman of the Board,
                                 Chief Executive Officer and President in April
                                 2000 until July 2003 when he resigned from all
                                 positions. Mr. Edens was previously a Managing
                                 Director of Union Bank of Switzerland from May
                                 1997 to May 1998. Prior to joining Union Bank
                                 of Switzerland, Mr. Edens was a Partner and a
                                 Managing Director of BlackRock Financial
                                 Management Inc. from October 1993 to May 1997.
                                 In addition, Mr. Edens was a Partner and
                                 Managing Director of Lehman Brothers, where he
                                 was head of the Non-Agency Mortgage Trading
                                 Desk from April 1987 to October 1993.

KEVIN J. FINNERTY                Mr. Finnerty has been a member of our board of
                                 directors and a member of the Audit Committee,
Director since August 2005       Nominating and Corporate Governance Committee
                                 and Compensation Committee of our board of
202,000 shares of our Common     directors since August 2005. Mr. Finnerty has
Stock beneficially owned         been a director of Newcastle Investment
                                 Holdings LLC (formerly Newcastle Investment
Age: 51                          Holdings Corp.) since its inception in 1998.
                                 Mr. Finnerty is a founder and the Managing
                                 Partner of F.I. Capital Management, an
                                 investment company focused on mortgage related
                                 strategies. Previously, Mr. Finnerty was a
                                 Managing Director at J.P. Morgan Securities
                                 Inc., where he headed the Residential Mortgage
                                 Securities Department. Mr. Finnerty joined
                                 Chase Securities Inc. in December of 1999.
                                 Prior to joining Chase Securities Inc., Mr.
                                 Finnerty worked at Union Bank of Switzerland
                                 from November 1996 until February 1998, where
                                 he headed the Mortgage Backed Securities
                                 Department, and at Freddie Mac from January
                                 1999 until June 1999, where he was a Senior
                                 Vice President. Between 1986 and 1996, Mr.
                                 Finnerty was with Bear Stearns & Co. Inc.,
                                 where he was a Senior Managing Director and
                                 ultimately headed the MBS Department and served
                                 as a member of the board of directors from 1993
                                 until 1996. Mr. Finnerty was Co-Chair of the
                                 North American People Committee at
                                 JPMorganChase and Chairman of the Mortgage and
                                 Asset-Backed Division of the Bond Market
                                 Association for the year 2003.

STUART A. MCFARLAND              Mr. McFarland has been a member of our board of
                                 directors since October 2002 and a member of
Director since October 2002      the Audit Committee and Nominating and
                                 Corporate Governance Committee of our board of
5,424 shares of our Common       directors since November 2002. Mr. McFarland
Stock beneficially owned         was a director of Newcastle Investment Holdings
                                 LLC (formerly Newcastle Investment Holdings
Age: 59                          Corp.) from May 1998 until October 2002. Mr.
                                 McFarland is Chairman and Chief Executive
                                 Officer of Federal City Bancorp, Inc. and
                                 American Partners Bank (formerly Assurance
                                 Partners Bank) and a Managing Partner of
                                 Federal City Capital Advisors. Previously, Mr.
                                 McFarland was President and Chief Executive
                                 Officer of Pedestal Inc., an internet secondary
                                 mortgage market trading exchange. Mr. McFarland
                                 was Executive Vice President and General
                                 Manager of GE Capital Mortgage Services and
                                 President and CEO of GE Capital Asset
                                 Management Corporation from 1990 to 1995. Prior
                                 to GE Capital, Mr. McFarland was President and
                                 CEO of Skyline Financial Services Corp. Before
                                 joining Skyline, Mr. McFarland was President
                                 and CEO of National Permanent Federal Savings
                                 Bank in Washington, D.C. Prior to that, Mr.
                                 McFarland was Executive Vice President and
                                 Chief Financial Officer with Fannie Mae
                                 (Federal National Mortgage Association). From
                                 1972 to 1981, he was President and Director of
                                 Ticor Mortgage Insurance Company in Los
                                 Angeles, California. Mr. McFarland presently
                                 serves as a Director of the Brandywine Funds.
                                 Mr. McFarland also serves as a Director and
                                 Member of the Executive Committee of the Center
                                 for Housing Policy, a Trustee of the National
                                 Building.

DAVID K. MCKOWN                  Mr. McKown has been a member of our board of
                                 directors and a member of the Audit Committee
Director since November 2002     and Nominating and Corporate Governance
                                 Committee of our board of directors since
5,424 shares of our Common       November 2002. Mr. McKown has been a senior
Stock beneficially owned         advisor to Eaton Vance Management, an
                                 investment fund manager located in Boston,
Age: 68                          Massachusetts, since May 2000. From 1993 until
                                 April 2000, Mr. McKown was a group executive of
                                 Diversified Finance of BankBoston, N.A., a
                                 commercial bank. Mr. McKown was chairman of the
                                 Domestic Senior Credit Committee of BankBoston,
                                 N.A. from 1985 until 1990 and was managing
                                 director for problem loan management of
                                 BankBoston, N.A. from 1990 until 1993. Mr.
                                 McKown has been a trustee of Equity Office
                                 Properties Trust since July 1997 where he
                                 serves on the executive, compensation and
                                 option and conflicts committees. Mr. McKown
                                 also serves as a director of American
                                 Investment Bank, Friends of Post Office Square
                                 and POWDR Corp. and Safety Insurance Group. Mr.
                                 McKown holds advisory directorships with Eiger
                                 Fund and Alliance Energy, Inc.

PETER M. MILLER                  Mr. Miller has been a member of our board of
                                 directors and a member of the Audit Committee
Director since February 2003     and Nominating and Corporate Governance
                                 Committee of our board of directors since
17,632 shares of our Common      February 2003. Mr. Miller is a Managing
Stock beneficially owned         Director at Dresdner Kleinwort Wasserstein
                                 Securities LLC and the Head of Latin American
Age: 50                          Proprietary Trading in New York. Previously, he
                                 was at ING Financial Markets LLC for 15 years,
                                 where he was a Managing Director and Head of
                                 their Latin Debt Advisory Group. Mr. Miller
                                 joined ING after seven years at Bankers Trust
                                 where he held various positions in the Latin
                                 American Merchant Banking Group.

LEGAL PROCEEDINGS INVOLVING DIRECTORS, OFFICERS AND AFFILIATES

     There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, or, to the knowledge of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

COMPENSATION OF DIRECTORS

     We pay a $30,000 annual director's fee to each of our directors who are not officers or employees (that is, other than Mr. Edens). All members of our board of directors are reimbursed for their costs and expenses in attending all meetings of our board of directors. Fees to the directors may be paid in cash or may be made by issuance of common stock, based on the value of such common stock at the date of issuance, rather than in cash.

     In addition, pursuant to the Newcastle Investment Corp.'s Nonqualified Stock Option and Incentive Award Plan (referred to herein, as amended, the Stock Incentive Plan), each of our directors who are not officers or employees receive effective on the first business day after our annual meeting of stockholders automatic annual awards of our common stock valued at $15,000, based on the closing price of our shares on the NYSE on the date of grant; in 2005, these directors (other than Mr. Finnerty, who was not a director at the time of our 2005 annual stockholders' meeting, but including Mr. David Grain, who was a director at that time but thereafter resigned from the Board) each received, accordingly, a grant of 502 shares. In addition, new directors receive a one-time grant of fully-vested options for 2,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant; Mr. Finnerty who was appointed to the Board in 2005 received such a grant.

     Affiliated directors (Mr. Edens) are not separately compensated by the Company.

DETERMINATION OF DIRECTOR INDEPENDENCE

     At least a majority of the directors serving on the board of directors must be independent directors. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the Company. The board of directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements under the New York Stock Exchange listing rules. Under the categorical standards, a director will be independent unless:

     (a) within the preceding five years: (i) the director was employed by the Company or its manager; (ii) an immediate family member of the director was employed by the Company or its manager as an officer;
          (iii) the director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company, its manager or any controlled affiliate of its manager (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company or its manager; (iv) an immediate family member of the director was employed by the independent registered public accounting firm of the Company or its manager as a partner, principal or manager; or (v) an executive officer of the Company or its manager was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or

     (b) he or she: (i) is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company is the greater of $1 million, or two percent of such other company's consolidated gross annual revenues; (ii) is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness is greater than five percent of the total consolidated debt of the company of which such director is an executive officer; or (iii) serves as an officer, director or trustee of a charitable organization, and the Company's charitable contributions to the organization are greater than one percent of that organization's total annual operating budget.

     In addition, the board of directors annually reviews all commercial and charitable relationships of our directors.

     Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the board. The board may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The board has determined that each of Messrs. Finnerty, McFarland, McKown and Miller are independent for purposes of New York Stock Exchange Rule 303A and each such director has no material relationship with the Company. In making such determination, the Board took into consideration, in the case of Mr. Finnerty, that Mr. Finnerty is an independent director and shareholder of Newcastle Investment Holdings LLC, an entity managed by the Company's manager, and that certain directors have invested in the securities of private investment funds or companies managed by the Company's manager.

STATEMENT ON CORPORATE GOVERNANCE

     Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our board of directors consists of a majority of independent directors (in accordance with the rules of the New York Stock Exchange). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed exclusively of the independent directors.

     We have adopted corporate governance guidelines and a code of business conduct and ethics, which delineate our standards for our officers and directors, and employees of our manager, Fortress Investment Group LLC. Our internet address is http://www.newcastleinv.com. We make available, free of charge through a link on our site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our code of business conduct and ethics, code of ethics for officers, corporate governance guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our board of directors. You may also obtain these documents by writing the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

     The board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees of our external manager who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.

     The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers which sets forth specific policies to guide the Company's senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above.

BOARD AND COMMITTEE MEETINGS

     During the year ended December 31, 2005, our board of directors held 10 meetings. No director attended fewer than 75 percent of all meetings of our board of directors and the committees on which such director served. The board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2005, the Audit Committee met 8 times, the Compensation Committee met once and the Nominating and Corporate Governance Committee met once. Although director attendance at the Company's annual meeting each year is encouraged, the Company does not have an attendance policy. One director attended the 2005 annual meeting.

     Audit Committee. The members of the Audit Committee are Messrs. Finnerty, McFarland (Chairman), McKown and Miller. The Audit Committee is governed by a written charter adopted by our board of directors and is composed of four independent directors (each of whom has been determined by our board of directors to be independent in accordance with the rules of the New York Stock Exchange), and, as a result, no member has any relationship with the Company that may interfere with the exercise of his independence from the Company and the Company's management. The board has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The board has determined that Mr. McFarland qualifies as an "Audit Committee Financial Expert" as defined by the rules of the SEC. Actions taken by the Audit Committee are reported to the board of directors, usually at its next meeting.

     The purpose of the Audit Committee is to provide assistance to the board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the board's oversight of (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the Company's independent registered public accounting firm's qualifications and independence; and (d) the performance of the Company's independent registered public accounting firm and the Company's internal audit function. The Audit Committee is responsible for pre-approval of audit and, subject to de minimis exceptions, permitted non-audit services.

     Compensation Committee. The members of the Compensation Committee are Messrs. Finnerty, McFarland, McKown (Chairman) and Miller, each an independent director (in accordance with the rules of the New York Stock Exchange). It is responsible for overseeing the annual review of the management agreement with the Company's manager, to administer and approve the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and to make recommendations to the board regarding director compensation. During 2005, the Company did not pay any cash compensation to its executive officers, and there was no grant (or assignment by the Manager) of stock options to the Company's executive officers during the fiscal year ended December 31, 2005. The Compensation Committee met once in 2005 and conducted its annual review of the management agreement after which it advised the full board of directors that, in its view, there was no contractual basis for the independent directors to recommend a termination of the management agreement and that the management fees earned by the manager are fair.

     Nominating and Corporate Governance Committee. The Company has a Nominating and Corporate Governance Committee (the "Nominating and Corporate Governance Committee"). The members of the Nominating and Corporate Governance Committee are Messrs. Finnerty, McFarland, McKown and Miller (Chairman), each an independent director (in accordance with the rules of the New York Stock Exchange). The Nominating and Corporate Governance Committee met once during 2005. The functions of the Nominating and Corporate Governance Committee include the following: (a) recommending to the board individuals qualified to serve as directors of the Company and on committees of the board; (b) advising the board with respect to board composition, procedures and committees; (c) advising the board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the board. Mr. Finnerty was appointed to the Board in 2005 following a recommendation by the Committee to the Board.

     The Nominating and Corporate Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.newcastleinv.com under the heading "Investor Relations and Corporate Governance." A copy of the charter is also available in print to stockholders upon request, addressed to the Company at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

     The Nominating and Corporate Governance Committee, as required by the Company's By-Laws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the board of directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

     The Company's By-Laws provide certain procedures that a stockholder must follow to nominate persons for election to the board of directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company's Secretary at Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The Secretary must receive the notice of a stockholder's intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company's By-Laws) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

     The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

     The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are possession, taking into account such person's familiarity with the Company, of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the board's ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirement.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     The Company provides the opportunity for stockholders and interested parties to communicate with the members of the Board. You can contact Newcastle's Board of Directors to provide comments, to report concerns, or to ask a question, at the following address.

Write to Newcastle's Board:

Newcastle Investment Corp.
c/o Ms. Lilly Donohue
Director, Investor Relations
1345 Avenue of the Americas, 46th Floor
New York, New York 10105

     Stockholders can contact the non-management Directors (including the director that presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group), at the address above or at the following email address:
NonManagementDirectors@newcastleinv.com.

     All communications received as set forth in the preceding paragraph will be opened by the Corporate Communications and Legal and Compliance Departments of the Manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AUDIT COMMITTEE REPORT

     The report of our Audit Committee is provided below.

REPORT OF THE AUDIT COMMITTEE

     In accordance with and to the extent permitted by the rules of the Securities and Exchange Commission (the "SEC"), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be "soliciting material" or to be "filed" under the Exchange Act or the Securities Act of 1933, as amended.

     We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company's website at http://www.newcastleinv.com.

     The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits or to determine that the Company's financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses.

     The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

     The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations, including the auditor's judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

     The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Audit Committee and the board of directors also have recommended, subject to stockholder approval, the selection of the Company's independent registered public accounting firm for fiscal year 2006.

                                        THE AUDIT COMMITTEE

                                        Kevin J. Finnerty
                                        Stuart A. McFarland
                                        David K. McKown
                                        Peter M. Miller

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

     Executive sessions of the non-management directors will occur during the course of the year. "Non-management directors" include all directors who are not officers of the Company or employees of the Company's manager. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.

                               EXECUTIVE OFFICERS

     The following table shows the names and ages of our present executive officers and certain other corporate officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

        NAME           AGE                     POSITION
        ----           ---   -------------------------------------------
Wesley R. Edens.....    44   Chief Executive Officer and Chairman of the
                             Board of Directors
Kenneth M. Riis.....    46   President
Debra A. Hess.......    42   Chief Financial Officer and Treasurer
Jonathan Ashley.....    40   Vice President and Chief Operating Officer
Randal A. Nardone...    50   Vice President and Secretary

     WESLEY R. EDENS For information regarding Mr. Edens, see the "Information Concerning Our Directors, Including the Director Nominees" section of this proxy statement.

     KENNETH M. RIIS has been our President since our inception and a Managing Director of our manager, Fortress Investment Group LLC, since December 2001. Mr. Riis is also the President of Newcastle Investment Holdings LLC (formerly Newcastle Investment Holdings Corp.). From November 1996 to December 2001, Mr. Riis was an independent consultant for our manager as well as other financial companies. From 1989 to 1996, Mr. Riis was a Principal and Managing Director of the real estate finance group at Donaldson, Lufkin & Jenrette.

     DEBRA A. HESS has been our Chief Financial Officer since April 2003 and is a Managing Director of our manager. Prior to joining the Company, Ms. Hess worked in the Fixed Income Department of Goldman, Sachs & Co. since 1998. From 1993 to 1998, she was the head of financial reporting and accounting policy at Goldman Sachs Group. Prior to joining Goldman, Sachs & Co., Ms. Hess worked at Chemical Bank in the credit policy group. Prior to that, Ms. Hess was with Arthur Andersen & Co. for five years as a senior auditor focused on financial institutions and investment funds.

     JONATHAN ASHLEY has been our Chief Operating Officer since our inception and a Managing Director of our manager since its formation in May 1998. Mr. Ashley is also a Vice President and the Chief Operating Officer of Newcastle Investment Holdings LLC (formerly Newcastle Investment Holdings Corp.). Mr. Ashley previously worked for Union Bank of Switzerland from May 1997 to May 1998. Prior to joining Union Bank of Switzerland, Mr. Ashley worked for an affiliate of BlackRock Financial Management, Inc. from April 1996 to May 1997. Prior to joining BlackRock, Mr. Ashley worked at Morgan Stanley, Inc. in its Real Estate Investment Banking Group. Prior to joining Morgan Stanley, Mr. Ashley was in the Structured Finance Group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

     RANDAL A. NARDONE has been our Secretary since our inception. Mr. Nardone is also a Vice President and the Secretary of Newcastle Investment Holdings LLC (formerly Newcastle Investment Holdings Corp.). Mr. Nardone co-founded our manager and has been Chief Operating Officer of our manager since its inception. Mr. Nardone was previously a Managing Director of Union Bank of Switzerland from May 1997 to May 1998. Prior to joining Union Bank of Switzerland in 1997, Mr. Nardone was a principal of BlackRock Financial Management, Inc. Prior to joining BlackRock, Mr. Nardone was a partner and a member of the executive committee at the law firm of Thacher Proffitt & Wood.

                             EXECUTIVE COMPENSATION

     We are party to a management agreement with Fortress Investment Group, pursuant to which Fortress Investment Group, our manager, provides for the day-to-day management of our operations.

     The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our manager's management of us is under the direction of our board of directors. Our manager is responsible for
(i) the purchase and sale of real estate securities, real estate-related loans and other real estate-related assets, (ii) the financing of such investments,
(iii) management of our real estate, including arranging for purchases, sales, leases, maintenance and insurance, (iv) the purchase, sale and servicing of loans for us, and (v) investment advisory services. Our manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate.

     We pay our manager an annual management fee equal to 1.5% of our gross equity, as defined in the management agreement.

     To provide an incentive for our manager to enhance the value of our common stock, our manager is entitled to receive an annual incentive return (the "Incentive Compensation") on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (1) (a) our funds from operations, as defined (before the Incentive Compensation) per share of common stock (based on the weighted average number of shares of common stock outstanding) plus (b) gains (or losses) from debt restructuring and from sales of property per share of common stock (based on the weighted average number of shares of common stock outstanding), exceed (2) an amount equal to (a) the weighted average of the book value per share of common stock of the net assets transferred to us on or prior to July 12, 2002, by Newcastle Investment Holdings Corp., and the price per share of common stock in any of our subsequent offerings (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum multiplied by (B) the weighted average number of shares of common stock outstanding during such period.

     The management agreement provides for automatic one-year extensions. Our independent directors review our manager's performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fee earned by our manager is not fair, subject to our manager's right to prevent such a termination by accepting a mutually acceptable reduction of fees. Our manager would be provided with 60 days' prior notice of any such termination and paid a termination fee equal to the amount of the management fee earned by our manager during the twelve-month period preceding such termination which may make it more difficult for us to terminate the management agreement. Following any termination of the management agreement, we have the option to purchase our manager's right to receive the Incentive Compensation at a cash price equal to the amount of the Incentive Compensation that would be paid to the manager if our assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise we may continue to pay the Incentive Compensation to our manager. In addition, were we to not purchase our manager's Incentive Compensation, our manager may require us to purchase the same at the price discussed above. In addition, the management agreement may be terminated by us at any time for cause.

     The principals of our manager are Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz.

     Because our management agreement provides that our manager will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our manager, or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the management agreement. Our manager has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our named executive officers by the manager that relates solely to their services to us, and no equity interests in us were granted to our officers or assigned by our manager to our officers during 2005. The Company may, from time to time, at the discretion of the Compensation Committee of the Board of Directors, grant options to purchase shares of the Company's Common Stock to the Company's officers pursuant to the Stock Incentive Plan.

     Below is a summary of the fees and other amounts earned by our manager in connection with services performed for us. A portion of the fees and other amounts for the year 2002 were paid by Newcastle Investment Holdings Corp. for the period from January 1, 2002 until our formation in June 2002.

                                   2005              2004              2003              2002
                             ---------------   ---------------   ---------------   ---------------
Management Fee (1)           $  12.8 million   $  10.1 million   $   6.0 million   $   4.3 million
Expense Reimbursements (2)   $   0.5 million   $   0.5 million   $   0.5 million   $   0.5 million
Incentive Compensation (3)   $   7.6 million   $   8.0 million   $   6.2 million   $   3.5 million
Stock Options (4)             330,000 shares    837,500 shares    788,227 shares    700,000 shares

     (1) We pay our manager an annual management fee equal to 1.5% of our gross equity, as defined in our management agreement. Our manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

     (2) The management agreement provides that we will reimburse our manager for various expenses incurred by our manager or its officers, employees and agents on our behalf, including costs of legal, accounting, tax, auditing, administrative and other similar services rendered for us by providers retained by our manager or, if provided by our manager's employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis; certain of such services are provided by our manager. The management agreement provides that such costs shall not be reimbursed in excess of $500,000 per annum. We also pay all of our operating expenses, except those specifically required to be borne by our manager under the management agreement. Our manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our manager's employees, rent for facilities and other "overhead" expenses. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our manager for travel on our behalf, costs associated with any computer software or hardware that is used solely for us, costs to obtain liability insurance to indemnify our directors and officers, the compensation and expenses of our transfer agent and fees payable to the New York Stock Exchange.

     (3) Our manager is entitled to receive the Incentive Compensation pursuant to the terms of the management agreement with us. The purpose of the Incentive Compensation is to provide an additional incentive for our manager to achieve targeted levels of funds from operations (including gains and losses) and to increase our stockholder value. Our board of directors may request that our manager accept all or a portion of its Incentive Compensation in shares of our Common Stock, and our manager may elect, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.

     (4) This reflects the number of options granted to our manager or an affiliate of our manager pursuant to our Stock Incentive Plan during each of our last four fiscal years. In 2005, no options were granted or assigned to any our officers by our manager.

     In 2005, a single grant of 330,000 options, with an exercise price of $29.60, was granted to an affiliate of our manager pursuant to our Stock Incentive Plan. Our manager has the right to assign or grant these options to our executive officers, its employees or its affiliates. Our manager did not grant or assign any equity interests in us during 2005. Since we have no employees, the options assigned to our manager are not calculable as a percentage of options granted to employees. The beneficial owners of our manager and the affiliate to whom this option was granted include, among other persons, Messrs. Edens and Nardone, executive officers of the Company.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

     The following table provides information regarding outstanding options to purchase our common stock held by the named executive officers at the end of 2005, including the number of securities with respect to which the options were exercised during 2005 and the aggregate dollar value realized upon exercise.

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING                   IN-THE-MONEY
                                                       UNEXERCISED OPTIONS                OPTIONS AT
                          SHARES                        AT FISCAL YEAR-END          FISCAL YEAR-END ($)(2)
                       ACQUIRED ON      VALUE      ---------------------------   ---------------------------
        NAME             EXERCISE    REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -----------   -----------   -----------   -------------   -----------   -------------
Wesley R. Edens(3)       670,620      $9,956,000      949,520       243,919         497,800           N/A
Randal A. Nardone(3)     670,620      $9,956,000      949,520       243,919         497,800           N/A
Kenneth M. Riis                0               0      267,866        43,866       1,479,000        35,000
Debra A. Hess              5,000      $   42,500       21,920         7,502          35,300         6,000
Jonathan Ashley           15,400      $  262,000       61,840        15,004         151,600        12,000

     (1) The value realized is calculated by multiplying (i) the number of shares being exercised by (ii) the difference between (x) the closing price of the stock on the date of exercise and (y) the exercise price.

     (2) Based on $24.85, which was the closing price of our common stock on the New York Stock Exchange on December 30, 2005.

     (3) Represents options held as of December 31, 2005 by and options exercised during 2005 by Fortress Investment Holdings LLC ("FIH"). Mr. Edens and Mr. Nardone, as beneficial owners of each of FIH, may be considered to have, together with the other beneficial owners of FIH, shared voting and investment power with respect to the shares issuable upon the exercise of options held by FIH. Each of Mr. Edens and Mr. Nardone disclaims beneficial ownership of the options held by and of the shares received upon the exercise of options held by FIH except, in each case, to the extent of his pecuniary interest therein.

NEWCASTLE INVESTMENT CORP. NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN

     We have adopted the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, referred to herein as the Incentive Stock Plan, to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel. The Incentive Stock Plan is administered by our Compensation Committee. The maximum number of shares of our common stock reserved and available for issuance for our first fiscal year was 5,000,000 shares. For each year thereafter, the maximum number of shares available for issuance under the incentive plan is that number of shares equal to 15% of the number of our outstanding equity interests, but in no event more than 10,000,000 shares in the aggregate over the term of the plan. No stock option may be granted to our manager (or its designee) in connection with any issuance by us of equity securities in excess of ten percent (10%) of the number of equity securities then being issued.

     The Incentive Stock Plan permits the granting of options to purchase common stock that do not qualify as incentive stock options under section 422 of the Internal Revenue Code. The exercise price of each option will be determined by the committee and may be less than 100% of the fair market value of our common stock subject to such option on the date of grant.

     The terms of each option will be fixed by the committee. The committee will determine at what time or times each option may be exercised and, subject to the provisions of the incentive plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments, and the exercisability of options may be accelerated by the committee. Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the committee or, if the committee so permits, by delivery of shares of common stock already owned by the optionee or, to the extent permitted by applicable law, by delivery of a promissory note. The exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee.

     At the discretion of the committee, stock options granted under the incentive plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted) to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to exercise options using previously owned shares of common stock while continuing to maintain their previous level of equity ownership in us.

     The committee may also grant stock appreciation rights, restricted stock, performance awards, tandem awards and other stock and non-stock-based awards under the incentive plan. These awards will be subject to such conditions and restrictions as the committee may determine, which may include the achievement of certain performance goals or continued employment with us through a specific period.

     As of December 31, 2005, our manager, through affiliates, had been granted options to purchase 2,655,727 shares which were issued in connection with our equity offerings from 2002 through December 2005. In each case, these options covered a number of shares equal to 10% of the shares offered in the applicable offering and are exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the date of the grant. Portions of these options have been and may be assigned from time to time to employees of our manager who are our officers; in addition, we may grant tandem options to our officers which correspond on a one to one basis with the options granted to our manager, such that exercise by an officer of the option would result in the corresponding option held by our manager being cancelled.

     These manager options, which were granted to an affiliate of our manager in connection with the manager's efforts related to our offerings, provide a means of performance-based compensation in order to provide an additional incentive for our manager to enhance the value of our Common Stock. We have no ownership interest in our manager. Fortress Investment Holdings LLC is the sole member of our manager. The beneficial owners of Fortress Investment Holdings LLC are Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz. Mr. Edens and Mr. Nardone are executive officers of the Company.

     The Incentive Stock Plan provides for automatic annual awards of shares of our common stock valued at $15,000, based on the closing price of our shares on the NYSE on the date of grant, to our non-officer or non-employee directors. In addition, each new independent member of the Board is granted an initial one-time grant of an option for 2,000 shares with an exercise price equal to fair market value on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     Compensation decisions during the year ended December 31, 2005, pertaining to the compensation of David Grain, President of Global Signal Inc., an affiliate, and a member of our board of directors until August 1, 2005, were made by our Chairman and Chief Executive Officer, Wesley R. Edens, who served during 2005 as Chairman and Chief Executive Officer of Global Signal Inc.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on shares of our Common Stock with the comparable cumulative total return of the S&P 500 Stock Index*, the Russell 2000 Stock Index, the NAREIT All REIT Index and the NAREIT Mortgage REIT Index.** The period shown commences on October 10, 2002, the date that our Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, and ends on December 31, 2005, the end of our last fiscal year. The graph assumes an investment of $100 on October 10, 2002 and the reinvestment of any dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                              (PERFORMANCE GRAPH)

                                                                 PERIOD ENDING
                             -------------------------------------------------------------------------------------
INDEX                        10/10/02   12/31/02   06/30/03   12/31/03   06/30/04   12/31/04   06/30/05   12/31/05
-----                        --------   --------   --------   --------   --------   --------   --------   --------
Newcastle Investment Corp.    100.00     130.92     164.82     243.45     273.97     308.38     304.94     263.34
S&P 500                       100.00     109.92     122.95     141.49     146.55     157.00     155.71     164.68
Russell 2000                  100.00     114.35     134.80     168.39     179.78     199.26     196.76     208.33
NAREIT All REIT Index         100.00     109.15     125.55     151.14     158.95     197.10     206.77     213.44
NAREIT Mortgage REIT Index    100.00     121.30     157.05     190.91     193.10     226.09     209.31     173.67

*    Source: Standard & Poor's.

**   Source: SNL Financial LC, Charlottesville, VA

     In accordance with the rules of the SEC, this section entitled "Performance Graph" shall not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     For purposes of this proxy statement, a "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

     (i) voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

     (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

     A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

     Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 11, 2006, by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors and executive officers, individually and as a group.

    NAME AND ADDRESS OF BENEFICIAL       AMOUNT AND NATURE OF    PERCENT OF
              OWNER (1)                 BENEFICIALLY OWNERSHIP    CLASS (2)
    ------------------------------      ----------------------   ----------
Cohen & Steers (3)...................          5,508,176            12.5%
Morgan Stanley (4)...................          4,252,140             9.7%
Fidelity Management & Research (5)...          2,324,271             5.3%
Wesley R. Edens (6)(9)...............          2,312,620             5.2%
Kevin J. Finnerty (7)................            202,000                *
Stuart A. McFarland (7)..............              5,424                *
David K. McKown (7)..................              5,424                *
Peter M. Miller (7)..................             17,632                *
Jonathan Ashley (7)..................            123,320                *
Debra A. Hess (7)....................             37,304                *
Randal A. Nardone (8)(9).............          2,260,255             5.0%
Kenneth M. Riis (7)..................            354,275                *
All directors, nominees and executive
   officers as a group (9 persons)...          3,363,999             7.4%

----------
*    Denotes less than 1%.

(1) The address of all officers and directors listed above are in the care of Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(2) Percentage amount assumes the exercise by such persons of all options to acquire shares of our Common Stock that are exerciseable within 60 days of April 11, 2006 and no exercise by any other person.

(3) The address for Cohen & Steers Capital Management is 775 Third Avenue, New York, New York 10017. The beneficial owners are Cohen & Steers REIT and Preferred Income Fund, Cohen & Steers Equity Income Fund and Cohen & Steers Total Return Realty Fund.

(4)  The address for Morgan Stanley is 1585 Broadway, New York, New York 10036.

(5) The address for Fidelity Management & Research is One Federal Street, Boston, MA 02110. The beneficial owners are Fidelity Real Estate Investment Fund, Fidelity Real Estate Investors Fund, Fidelity Real Estate High Income Fund, Fidelity Advisor Real Estate Fund, VIP Real Estate Investment Fund and Fidelity Spartan Total Market Index Fund.

(6) Includes 358,365 shares held by Mr. Edens, 1,025,729 shares held by Fortress Principal Investment Holdings II LLC ("FPIH II") and 928,526 shares issuable upon the exercise of options held by Fortress Investment Holdings LLC ("FIH"). Mr. Edens disclaims beneficial ownership of the shares held by FPIH II and of the shares issuable upon the exercise of options held by FIH except, in each case, to the extent of his pecuniary interest therein. Does not include 100,000 shares held by a charitable trust of which Mr. Edens's spouse is sole trustee and Mr. Edens disclaims beneficial ownership of the shares held by this charitable trust; does include 100,000 shares held by a charitable trust of which Mr. Edens is a trustee in respect of which, however, Mr. Edens disclaims beneficial ownership. Mr. Edens also disclaims beneficial ownership of the shares held by FPIH II and of the shares issuable upon the exercise of options held by FIH except, in each case, to the extent of his pecuniary interest therein.

(7) Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable and exercisable within 60 days of the date hereof: Ashley - 72,609; Finnerty - 2,000; Hess - 22,304; Riis - 299,275; Grain - 500; McFarland - 4,000; McKown - 4,000; Miller - 4,000.

(8) Includes 306,000 shares held by Mr. Nardone, 1,025,729 shares held by FPIH II and 928,526 shares issuable upon the exercise of options held by FIH. Mr. Nardone disclaims beneficial ownership of the shares held by FPIH II and of the shares issuable upon the exercise of options held by FIH except, in each case, to the extent of his pecuniary interest therein.

(9) Mr. Edens and Mr. Nardone, as beneficial owners of each of FIH and FPIH II, may be considered to have, together with the other beneficial owners of FIH and FPIH II, shared voting and investment power with respect to the shares held by FPIH II and the shares issuable upon the exercise of options held by FIH.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the New York Stock Exchange.

     To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2005, all of our directors, executive officers and greater-than-ten-percent owners were in compliance with the Section 16(a) filing requirements, except for a report on Form 4 of one of our directors, relating to the reinvestment of dividends in the Company's stock, was filed late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 2003, we and a private investment fund managed by an affiliate of our manager co-invested and each indirectly own an approximately 38% interest in a limited liability company that acquired a pool of franchise loans from a third party financial institution. Our investment in this entity, reflected as an investment in an unconsolidated subsidiary on our consolidated balance sheet, was approximately $17.8 million at December 31, 2005. The remaining approximately 24% interest in the limited liability company is owned by the above referenced third party financial institution.

     As of December 31, 2005, we owned an aggregate of approximately $48.5 million of securities of Global Signal Trust I and II, special purpose vehicles established by Global Signal Inc., which were purchased in private placements from underwriters in January 2004 and April 2005. One of our directors is the CEO, chairman of the board, and President of Global Signal, Inc. and private equity funds managed by an affiliate of our manager own a significant portion of Global Signal Inc.'s common stock. In February 2006, we purchased from an underwriter $91.0 million face amount of BBB- and BB+ rated securities of Global Signal Trust III, a special purpose vehicle established by Global Signal, Inc. Pursuant to an underwritten 144A offering, approximately $1,550.0 million of Global Signal Trust III securities were issued in 8 classes, rated AAA through BB+, of which the BBB- and BB+ classes aggregated $188.3 million. The balance of the BBB- and BB+ securities were sold on identical terms to third parties. A portion of the proceeds were used to repay Global Signal, Inc. debt, including $31.5 million of the Global Signal Trust I securities we owned, and to fund the prepayment penalty associated with this debt.

     In March 2004, we and a private investment fund managed by an affiliate of our manager co-invested and each indirectly own an approximately 49% interest in two limited liability companies that have acquired, in a sale-leaseback transaction, a portfolio of convenience and retail gas stores from a public company. The properties are subject to a number of master leases, the initial term of which in each case is a minimum of 15 years. This investment was financed with nonrecourse debt at the limited liability company level and our investment in this entity, reflected as an investment in an unconsolidated subsidiary on our consolidated balance sheet, was approximately $12.2 million at December 31, 2005. In March 2005, the property management agreement related to these properties was transferred to an affiliate of our manager from a third party servicer; our allocable portion of the related fees, approximately $20,000 per year for three years, was not changed.

     In December 2004, we and a private investment fund managed by an affiliate of our manager each made an initial investment in a new real estate related loan with a maximum loan amount of $128 million, subject to being drawn down under certain conditions. The loan is secured by a mezzanine loan on one of the phases and a first mortgage on the remaining phases of a large development project and related assets. We own a 27.3% interest in the loan and the private investment fund owns a 72.7% interest in the loan. Major decisions require the unanimous approval of holders of interests in the loan, while other decisions require the approval of a majority of holders of interests in the loan, based on their percentage interests therein. We and our affiliated investment fund are each entitled to transfer all or any portion of our respective interests in the loan to third parties. Our investment in this loan was approximately $22.4 million at December 31, 2005.

     In January 2005, we entered into a servicing agreement with a portfolio company of a private equity fund advised by an affiliate of our manager for them to service a portfolio of manufactured housing loans, which was acquired at the same time. As compensation under the servicing agreement, the portfolio company will receive, on a monthly basis, a net servicing fee equal to 1.00% per annum on the unpaid principal balance of the loans being serviced. The outstanding unpaid principal balance of this portfolio was approximately $284.9 million at December 31, 2005. In January 2006, we closed on a new term financing of this portfolio. In connection with this term financing, we renewed our servicing agreement at the same terms.

     In each instance described above, affiliates of our manager have an investment in the applicable affiliated fund and receive from the fund, in addition to management fees, incentive compensation if the fund's aggregate investment returns exceed certain thresholds.

     We are party to a management agreement with Fortress Investment Group, dated as of June 6, 2002, as amended on March 4, 2003, pursuant to which Fortress Investment Group, our manager, provides for the day-to-day management of our operations. The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our chairman and chief executive officer and all of our executive officers also serve as officers of our manager. As a result, the management agreement between us and our manager and the amendment to the management agreement were not negotiated at arm's-length, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

     Since our manager also manages other entities, it may become subject to conflicts of interest with respect to managing our interests and the interests of such entities.

     We have not entered into any other transactions in which any other director or officer or stockholder of ours or of our manager had any material interest.

     Mr. Grain, who was a member of our board of directors until August 1, 2005, served as President of Global Signal Inc., whose equity is partially owned by Fortress Investment Fund, an affiliate of ours managed by our manager and Mr. Edens, our Chairman and Chief Executive Officer serves as Chairman and Chief Executive Officer of Global Signal Inc.

     As of the date hereof, Fortress Investment Holdings LLC, an affiliate of our manager, has options to purchase 1,193,349 shares of our Common Stock. Fortress Principal Investment Holdings II LLC owns 1,025,729 shares of our common stock. The beneficial owners of each of Fortress Investment Holdings LLC and Fortress Principal Investment Holdings II LLC are Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz. Mr. Edens is our Chairman and Chief Executive Officer and Mr. Nardone is our Vice President and Secretary.

     Fortress Investment Holdings LLC is the sole member of Fortress Investment Group LLC, our manager. The beneficial owners of Fortress Investment Holdings LLC are Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz.

                                 PROPOSAL NO. 2
           APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSED INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP, independent registered public accountants, has served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2005. The Audit Committee of the board of directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2006 and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2006.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     During the years ended 2005 and 2004, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the Securities and Exchange Commission and the Internal Revenue Service, assistance with management's evaluation of internal accounting controls, consultation on financial and tax accounting and reporting matters, and verification procedures as required by collateralized bond obligations. Fees for 2005 and 2004 were as follows:

YEAR   AUDIT FEES   AUDIT-RELATED FEES   TAX-RELATED FEES
----   ----------   ------------------   ----------------
2005   $  955,600        $131,500            $ 82,500
2004   $1,213,700        $180,750            $132,100

     Audit Fees. Audit fees are fees billed for the consolidated financial statements as well as required audits of certain subsidiaries, consultation on audit related matters and required review of SEC filings.

     Audit-Related Fees. Audit-related fees principally included attest services not required by statute or regulation.

     Tax Fees. Tax fees for the years ended December 31, 2005 and 2004 related to tax planning and compliance and return preparation.

     All Other Fees. None.

     The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors' independence.

     The Audit Committee is responsible for appointing the Company's independent registered public accounting firm and approving the terms of the independent registered public accounting firm's services. All engagements for services in 2005 were pre-approved by the Audit Committee. The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

     This policy is subject to certain guidelines and pre-approved services that, in the judgment of management and the auditor, would not violate the auditor's independence. At the end of each quarter, or at any time cumulative fees not previously reported to the Audit Committee aggregate $125,000, management reports the services performed to the Audit Committee to review and approve.

            ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
                             FOR 2007 ANNUAL MEETING

     Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2007 annual meeting of stockholders if they are received by the Company on or before December 20, 2006. Any proposal should be directed to the attention of the Company's Secretary at 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

     In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company's Bylaws. In order for a proposal relating to business to be conducted at our 2007 annual meeting of stockholders to be "timely" under the Company's Bylaws, it must be received by the secretary of the Company at our principal executive office after the close of business on December 20, 2006 and before the close of business on January 19, 2007. However, in the event that the date of mailing of the notice of the 2007 annual meeting of stockholders is advanced or delayed by more than 30 days from April 18, 2007, a proposal by the stockholders to be timely must be received not earlier than the close of business on the 120th day before mailing of notice of such meeting and not later than the close of business on the later of the 90th day before mailing of notice of such meeting or the 10th day after the day on which public announcement of the date of such meeting is first made by the Company. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our Bylaws, the proposal may be excluded from consideration at the meeting.

                                  OTHER MATTERS

     The board of directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

     No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

                             ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations and can also be accessed through our website at www.newcastleinv.com.

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Newcastle Investment Corp., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Investor Relations.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF ONE DIRECTOR AND THE APPROVAL OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 18, 2006. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                                        By Order of the Board of Directors,


                                        /s/ Randal A. Nardone
                                        ----------------------------------------
                                        Randal A. Nardone
                                        Secretary

New York, New York
April 18, 2006

                        ANNUAL MEETING OF STOCKHOLDERS OF

                           NEWCASTLE INVESTMENT CORP.

                                  MAY 18, 2006


PROOF # 2

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                        DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


1. Proposal to elect one Class II director to serve until the 2007 annual meeting of stockholders and two Class I directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and duly qualified.


                                               NOMINEES:
[ ]     FOR THE NOMINEES                       O   Kevin J. Finnerty
                                               O   Stuart A. McFarland
[ ]     WITHHOLD AUTHORITY                     O   Peter M. Miller
        FOR THE NOMINEES

[ ]     FOR ALL EXCEPT
        (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]


                                                                              FOR      AGAINST  ABSTAIN
2.    Proposal to approve the appointment of Ernst & Young LLP as             [ ]       [ ]      [ ]
      the Company's independent auditors for the fiscal year 2006.

3. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. If this proxy is executed but no direction is indicated, this proxy will be voted FOR the proposal to elect Kevin J. Finnerty as a Class II director and Stuart A. McFarland and Peter M. Miller as Class I directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and duly qualified, FOR the approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2006; and in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.

Signature of Stockholder ________ Date: _____
Signature of Stockholder ________ Date: _____

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 1


                           NEWCASTLE INVESTMENT CORP.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 18, 2006, the undersigned appoints Wesley R. Edens and Randal A. Nardone, or either of them, with full power of substitution, to attend the Annual Meeting of Stockholders of NEWCASTLE INVESTMENT CORP. on May 18, 2006 (the "Annual Meeting"), and any adjournments thereof, on behalf of the undersigned and to vote all shares which the undersigned would be entitled to vote and to take all actions which the undersigned would be entitled to take if personally present upon the following matters set forth in the Notice of Annual Meeting and described more fully in the Proxy Statement:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


                                                                           14475

                        ANNUAL MEETING OF STOCKHOLDERS OF

                           NEWCASTLE INVESTMENT CORP.

                                  MAY 18, 2006

PROOF # 2                  PROXY VOTING INSTRUCTIONS


MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

                                     - OR -

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER


You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                        DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Proposal to elect one Class II director to serve until the 2007 annual meeting of stockholders and two Class I directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and duly qualified.


                                              NOMINEES:
[ ]     FOR ALL NOMINEES                      O   Kevin J. Finnerty
                                              O   Stuart A. McFarland
[ ]     WITHHOLD AUTHORITY                    O   Peter M. Miller
        FOR ALL NOMINEES

[ ]     FOR ALL EXCEPT
        (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: O

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]


                                                                                    FOR      AGAINST    ABSTAIN
2.    Proposal to approve the appointment of Ernst & Young LLP as                   [ ]       [ ]        [ ]
      the Company's independent auditors for the fiscal year 2006.

3.    In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. If this proxy is executed but no direction is indicated, this proxy will be voted FOR the proposal to elect Kevin J. Finnerty as a Class II director and Stuart A. McFarland and Peter M. Miller as Class I directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and duly qualified, FOR the approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2006; and in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.

Signature of Stockholder ________ Date: _____
Signature of Stockholder ________ Date: _____


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.